EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                          Contact:
                                                          Robert B. Lewis
                                                          (203) 406-3160



                    SILGAN HOLDINGS INCREASES DIVIDEND BY 20%
                         AND DECLARES QUARTERLY DIVIDEND


STAMFORD, CT, March 1, 2006 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that based on its strong financial performance its Board of Directors approved a $0.12 per share quarterly cash dividend, payable on March 27, 2006 to the holders of record of the common stock of the Company on March 13, 2006. This represents a 20% increase in the Company's quarterly cash dividend.

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Silgan  Holdings is a leading  North  American  manufacturer  of consumer  goods packaging products with annual net sales of approximately $2.5 billion in 2005. Silgan operates 60 manufacturing facilities in the U.S. and Canada. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products and of metal, composite and plastic vacuum closures for food and beverage products.

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